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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2005

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5673 Airport Road, Roanoke, Virginia	24012
(Addressof Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement.

        Changes in Management Employment Arrangements.   As further discussed below, on May 18, 2005, the board of directors of Advance Auto Parts, Inc. (the “Company”) approved certain changes in the Company’s management. In connection with these changes, the compensation committee of the Company’s board of directors approved the following compensation arrangements:

•	Michael N. Coppola, who is an at-will employee, will be entitled to receive an annual base salary of $750,000 as the Company’s President and Chief Executive Officer.

•	Lawrence P. Castellani will receive an annual retainer of $125,000 as the non-executive Chairman of the Board, as previously disclosed in the Company’s proxy statement for its 2005 annual meeting of stockholders. On May 18, 2005, upon his retirement as Chief Executive Officer of the Company, Mr. Castellani’s employment agreement with the Company was terminated.

•	Jimmie L. Wade will be entitled to receive an annual base salary of $375,000 as Executive Vice President, Business Development. An employment and non-competition agreement between Mr. Wade and the Company entered into on April 15, 1998 remains in effect and is extended year-to-year unless terminated by Mr. Wade or the Company. The agreement contains certain provisions regarding severance, bonus and other customary terms, including those related to non-solicitation and non-disclosure of non-public information regarding the Company. A form of the employment and non-competition agreement with Mr. Wade was filed on June 4, 1998 as exhibit 10.18 to the registration statement on Form S-4 of Advance Stores Company, Incorporated.

        Appointment of New Senior Vice President.   On May 18, 2005, the Company’s board of directors appointed Keith A. Oreson as Senior Vice President, Human Resources effective May 23, 2005. The Company’s compensation committee approved the terms of Mr. Oreson’s at-will employment arrangement pursuant to which Mr. Oreson will be entitled to receive an annual base salary of $225,000. Mr. Oreson also will be eligible to participate in the Company’s annual incentive bonus plan at a target rate of 80 percent of his annual base salary and to participate in the Company’s other compensation and benefits programs that are available to the Company’s senior executive management team. On May 25, 2005, Mr. Oreson will receive options to purchase 30,000 shares of the Company’s common stock at a price equal to the closing price of the common stock on the date of grant. The options will vest in three equal annual installments beginning one year from the date of grant. Additional terms of Mr. Oreson’s employment arrangement are set forth on Exhibit 10.43 of this current report on Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On May 18, 2005, the Company’s board of directors appointed Michael N. Coppola as its President and Chief Executive Officer effective upon the retirement of Lawrence P. Castellani as the Company’s previous Chief Executive Officer. Mr. Castellani will continue to serve as Chairman of the Board. Additionally, on May 18, 2005, Jimmie L. Wade relinquished his position as President of the Company and was appointed to the new position of Executive Vice President, Business Development.

        Mr. Coppola, 56, became a director of the Company in September 2004 and had served as Executive Vice President and Chief Operating Officer of the Company since August 2003. From August 2001 to August 2003, Mr. Coppola served as Senior Vice President, Merchandising. Prior to joining the Company, Mr. Coppola operated his own retail company for two years and from April 1991 through December 1997, served as Executive Vice President of Marketing at Tops Friendly Markets, a division of Ahold USA.

        The information regarding Mr. Coppola’s employment arrangement set forth under Item 1.01 “Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

         On May 18, 2005, the Company issued a press release announcing certain changes in its management as discussed above. The press release is attached as Exhibit 99.1 and incorporated by reference herein.

         Additionally, on May 23, 2005, the Company issued a press release announcing the appointment of Keith A. Oreson as Senior Vice President, Human Resources. The press release is attached as Exhibit 99.2 and incorporated by reference herein.

         Note: The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number
	10.43	Summary of Compensation Arrangements for Coppola, Castellani, Wade and Oreson.

	99.1	Press Release of Advance Auto Parts, Inc. dated May 18, 2005.

	99.2	Press Release of Advance Auto Parts, Inc. dated May 23, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date May 24, 2005	/s/ Jeffrey T. Gray

(Signature)*
Jeffrey T. Gray Executive Vice President and Chief Financial Officer

* Print name and title of the signing officer under his signature.

EXHIBIT INDEX
Exhibit
Number	Exhibit Description
10.43	Summary of Compensation Arrangements for Coppola, Castellani, Wade and Oreson.

99.1	Press Release of Advance Auto Parts, Inc. dated May 18, 2005.

99.2	Press Release of Advance Auto Parts, Inc. dated May 23, 2005.